Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(44,954)
Unrealized Gain (Loss) on Market Value of Futures	102,214
Dividend Income	807
Interest Income	7,340
Total Income (Loss)	$65,407

Expenses
General Partner Management Fees	$2,718
Professional Fees	6,818
Brokerage Commissions	87
Non-interested Directors' Fees and Expenses	44
Prepaid Insurance Expense	55
NYMEX License Fee	54
Total Expenses	9,776
Expense Waiver	(6,515)
Net Expenses	$3,261
Net Income (Loss)	$62,146

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/19	$4,833,449
Net Income (Loss)	62,146

Net Asset Value End of Month	$4,895,595
Net Asset Value Per Share (450,000 Shares)	$10.88

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596